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                                                                   EXHIBIT 10.29

                              AMENDED AND RESTATED
                         COMMON STOCK PURCHASE AGREEMENT

        This Amended and Restated Common Stock Purchase Agreement (this "Agreement") is made and entered into as of January 8, 2002 by and among EDGAR Online, Inc., a Delaware corporation (the "Company"), and the Investors set forth on Schedule I hereto (each an "Investor", collectively, the "Investors").

                                    RECITALS

        WHEREAS, the Company desires to sell and issue to the Investors up to 2,000,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), based upon the per share price set forth herein, and warrants ("Warrant") to purchase a number of shares of Common Stock ("Warrant Shares") equal to 20% of the number of Shares purchased. The Common Stock, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities."

        WHEREAS, contemporaneous with the execution and delivery of this Agreement, the Company and the Investors are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act (as hereafter defined) and the rules and regulations promulgated thereunder, and applicable state securities laws.

        NOW, THEREFORE, in consideration of the covenants, agreements and considerations herein contained, the Company and Investor agree as follows:

1.       PURCHASE AND SALE OF SHARES

        1.1 TRANSFER OF SHARES. Subject to the terms and conditions hereof, the Company agrees to sell to the Investors, and the Investors agree to purchase from the Company in the respective amounts set forth on Schedule I, an aggregate number of Shares for a purchase price equal to $2.50 per share (the "Purchase Price"). On the Closing Date, the Company shall instruct its transfer agent to send to each Investor via a nationally recognized overnight courier a stock certificate(s), in the name of such Investor or its nominee, representing the Shares purchased by such Investor, bearing a standard restrictive legend.

        1.2 WARRANTS. In connection with the Investors' purchase of the Shares, the Company shall deliver to each Investor on the Closing Date, a Warrant to purchase a number of Warrant Shares equal to equal to 20% of the number of Shares purchased, exercisable for a period of four (4) years, at an exercise price equal to $2.875 per share.

2.       CLOSING.

        2.1 TIME. Subject to terms and provisions herein, the purchase and sale of the Shares shall take place on or before January 8, 2002 or such other date mutually agreed to by
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the parties hereto (the "Closing Date") at the offices of Littman Krooks & Roth
P.C., 655 Third Avenue, New York, NY 10017, or such other location as the parties may individually agree.

        2.2 DELIVERIES AT AND FOLLOWING THE CLOSING DATE. On the Closing Date, the parties hereto shall deliver all share certificates, Warrants, consents, if any, immediately available funds and other instruments and documents provided for in this Agreement. In addition, the Company agrees to execute and deliver all instruments and documents and perform all other acts which may be reasonably required or appropriate in order to further effect or perfect the sale and issuance of the Shares and the consummation of the transactions contemplated by this Agreement.

3.       REPRESENTATIONS,  WARRANTIES AND COVENANTS OF THE COMPANY

        Except as set forth below, the Company makes no representations, warranties or covenants of any nature or kind.

        3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

        3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share, of which, as of December 30, 2001, there were 14,916,917 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. As of December 30, 2001, the Company has reserved a sufficient number of shares of common stock for issuance in connection with outstanding warrants, options, calls, commitments, or other rights to subscribe for or to purchase from the Company any capital stock of the Company or any securities convertible into or exchangeable for any shares of the Company. The Company is not a party to any voting trust agreements or understandings with respect to the voting common stock of the Company.

        3.3     AUTHORIZATION.

                3.3.1 The Company has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby.

                3.3.2 This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company and is enforceable with respect to the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

                3.3.3 The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby by the Company in accordance with


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the terms hereof shall not conflict with or result in a breach of, violation of, or default under (or constitute an event that with notice, lapse of time, or both, would constitute a breach or default under), or result in the termination of, or accelerate the performance required by, or result in the creation of any liens or other encumbrances upon any of the properties or assets of the Company under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws, any applicable provision of the laws of the State of Delaware, or any material note, bond, mortgage, indenture, deed of trust, license, lease, credit agreement or other agreement, document, instrument or obligation to which the Company is a party or by which any of its assets or properties are bound.

                3.3.4 Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions, contemplated hereunder by the Company will violate or conflict with any judgment, order, decree, statute, rule or regulation applicable to the Company or its assets or properties.

        3.4     VALID ISSUANCE OF COMMON STOCK.

        3.4.1 The Shares and Warrants being purchased by the Investor hereunder and the Warrant Shares issuable upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms hereof or thereof, for the consideration expressed herein or therein, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

        3.4.2 The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

        3.4.3 The Company has full power, right and authority to transfer, convey and sell to the Investors on the Closing Date the Shares and Warrants and upon consummation of the transactions contemplated by this Agreement, each Investor will have acquired good and valid title to the Shares and Warrants purchased by such Investor, free and clear of claims, liens, restrictions on transfer or voting or encumbrances.

        3.5 LITIGATION. Except as referred to in the SEC Documents, as defined below, or as disclosed in Schedule 3.5, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a material adverse effect on the Company's business or financial condition or the transactions contemplated hereunder. Except as referred to in the Company's SEC Documents, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the Company's business or financial condition or the transactions contemplated hereunder.

        3.6 SEC DOCUMENTS; THE COMPANY'S FINANCIAL STATEMENTS. The Company is a reporting company under the Securities Exchange Act of 1934 (the "Exchange


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Act"), and files annual and periodic reports (the "SEC Documents") with the
Securities and Exchange Commission (the "SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, applicable to the Company and, to the knowledge of the Company, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The SEC Documents contain an audited consolidated balance sheet of the Company as of the end of the last completed fiscal year (the "Balance Sheet") and the related audited consolidated statements of income and cash flow for the year then ended (collectively, the "Financials"). The Financials have been prepared in accordance with GAAP applied on a basis consistent through the periods indicated and consistent with each other. The Financials present fairly the consolidated financial condition and operating results and cash flows of the Company and its subsidiaries as of the dates and during the periods indicated therein. Since the date of the Balance Sheet and until the date of this Agreement, there has not occurred any material adverse change in the business, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, which has not been reflected in the SEC Documents.

        3.7 FORM S-3 ELIGIBILITY. The Company is currently eligible to register the resale of the Common Stock on a registration statement on Form S-3 under the Securities Act. To the Company's knowledge, there exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3.

        3.8 DISCLOSURE. Neither this Agreement, nor any of the schedules, attachments, or certificates attached to this Agreement or delivered by the Company on the Closing Date, contains any untrue statements of material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Investors, orally or in writing, which could reasonably be anticipated to have a material adverse effect, upon the financial condition, operating results or assets, of the Company. Notwithstanding the foregoing, certain information provided by the Company to the Investors contained statements that are forward-looking, which are covered by the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Company.

        3.7 REGULATORY COMPLIANCE. To the best of its knowledge, the Company is not in violation of any applicable law, regulation, judgment, order or consent decree (of any governmental or non-governmental regulatory or self-regulatory agency or any organized exchange, including without limitation, the SEC, any state or local securities or insurance regulatory body, or the Internal Revenue Service), which violation is likely to have a material adverse effect on the Company's business, financial condition, or this transaction.

        3.8 REGULATORY PROCEEDINGS, INVESTIGATIONS AND INQUIRIES. To the best of its knowledge, except as disclosed previously by the Company, the Company has not been the subject of any material regulatory proceeding, examination, investigation or inquiry (known to the Company), including any pending or threatened regulatory proceeding, investigation or inquiry (known to the Company) (including without limitation any by


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governmental or non-governmental regulatory or self-regulatory agency or any organized exchange) relating to the Company.

      3.9   SUBSEQUENT TRANSACTIONS.

      (a) Until the earlier of (i) four years of the Closing Date or (ii) such time as the Special Situations Investors (as hereinafter defined) own less than 10% of the aggregate number of shares purchased by them hereunder, the Company shall not, without the consent of the Special Situations Investors (which consent shall not be unreasonably withheld, delayed or conditioned):

                  (I) sell or issue any security of the Company convertible, exercisable or exchangeable into common stock of the Company, having a conversion, exercise or exchange price, per share which is subject to downward adjustment based on the market price of the common stock at the time of the conversion, exercise or exchange of such security into common stock (except for appropriate adjustments made to give effect to any stock splits, stock dividends and the like); or

                  (II) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common stock of the Company (or any security convertible, exercisable or exchangeable into shares of common stock ("Common Share Equivalent")) at a per share price (or, with respect to a Common Share Equivalent, at a conversion, exercise or exchange price, as the case may be ("Equivalent Price")) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the "Fixed Price") in the event that the Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of common stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

      (b) During the ninety day period from the Closing Date, the Company shall not, without the consent of the Special Situations Investors (which consent shall not be unreasonably withheld, delayed or conditioned), enter any agreement to sell common shares or any Common Share Equivalent at a per share price below $2.50.

      (c) Notwithstanding the foregoing, the following transactions shall not be subject to the restrictions of this Section 3.9:

      (i) the issuance of capital stock to employees, consultants, officers or directors of the Company pursuant to stock purchase or stock option plans or agreements approved by the Board of Directors,
      (ii)     the issuance of securities in connection with acquisition
               transactions,
      (iii) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions,
      (iv)     the issuance of securities pursuant to currently outstanding
               options, warrants,                            notes, or other
               rights to acquire securities of the Company; or
      (v)      any public transaction.


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      (d)  For purposes hereof, the term "Special Situations Investors" shall mean Special Situations Private Equity Fund, L.P. and Special Situations Fund III, L.P. as a group.

4.       REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

        Each Investor hereby represents and warrants to the Company the following:

        4.1 AUTHORITY. Investor has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Investor and is enforceable with respect to Investor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

        4.2 NO VIOLATION OF AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder by Investor will violate or conflict with any judgment, order, decree, statute, rule or regulation applicable to Investor or its assets or properties.

        4.3 DISCLOSURE OF INFORMATION. Subject in part to the truth and accuracy of the representations and warranties of the Company, the Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to purchase the Shares and Warrants. The Investor further represents that it has had an opportunity to review the SEC Documents and had sufficient opportunity to ask questions and receive answers from the Company and its directors and officers regarding the terms and conditions of the offering of the Shares and Warrants and the business and operations of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

      4.4 ACCREDITED INVESTOR STATUS. The Investor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D, as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and Section 4(2) of the Securities Act.

      4.5 RELIANCE ON EXEMPTIONS. The Investor understands that the Securities are being offered and sold to the Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. The Investor understands that the resale of Securities is "restricted" under applicable U.S. Federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered for resale with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in a Registration Rights Agreement. The Investor further acknowledges that if an exemption from registration or


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qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor's control.

        4.6 TRANSFER OR RESALE. The Investor understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) the resale of the Securities has been registered thereunder, or (b) the Investor shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, or (c) sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"), or (d) sold or transferred to an affiliate of the Investor which agrees in writing to be bound by the terms hereof and which makes written representations and warranties as set forth in this Section 2; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

      4.7 LEGENDS. The Investor understands that the certificates for the Common Stock and the Warrants and, until such time as the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Investor under Rule 144, the certificates for the Common Stock and Warrant Shares may bear a restrictive legend in substantially the following form:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which such legend is stamped, if, unless otherwise required by state securities laws, (a) the resale of such Security is registered pursuant to an effective registration statement under the Securities Act or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or
(c) such holder provides the Company with reasonable assurances that the resale of such Security is covered by Rule 144(k). The Investor agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, only pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security subject to an effective registration statement and thereafter the effectiveness of the registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the Investor the Company may require that the above legend be placed on any such Security subject to an effective registration statement, or


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may place appropriate "stop transfer" instructions with its transfer agent, and the Investor shall cooperate in the prompt replacement of such legend. The Company shall use its best efforts to remove such suspension or file such amendment as promptly as possible, and such legend shall be removed or "stop transfer" instructions canceled, when such Security again may be sold pursuant to an effective registration statement or such legend otherwise may be removed under conditions (b) or (c) above.

      4.8 KNOWLEDGE AND EXPERIENCE. The Investor has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the offering of the Securities to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto. The Investor is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Investor has relied on the advice of, or has consulted with, only his own advisors. The Investor has significant prior investment experience, including investment in non-listed and non-registered securities. The Investor has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Investor's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. The investment is a suitable one for the Investor. The Purchase has reviewed or had the opportunity to review the Company's public filings under the Exchange Act as filed with the SEC.

      4.9 NO NEED FOR LIQUIDITY. The Investor has adequate means of providing for such Investor's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time.

      4.10 NO MANIPULATIONS. So as long as an Investor beneficially owns any Warrants, neither the Investor nor any person acting on behalf of such Investor shall take any action intended to decrease the trading price of the Company's Common Stock. For as long as the Warrants are outstanding, each Investor agrees not to effect "short" sales in the Common Stock, loan shares or otherwise participate in any transaction which could be considered as a "short sale" under the rules and regulations promulgated under the Exchange Act (a "Short Sale") and agrees to prohibit each executive, employee, representative, officer, director of the Investor from effecting any Short Sale. Notwithstanding the foregoing, so long as an effective registration statement covering a resale of Common Stock of Investor is timely delivered, the provisions of this Section
4.10 shall not prohibit a sale, including a Short Sale, by an Investor of shares of Common Stock. In addition, from and after the date hereof until the Closing Date or the earlier termination of this Agreement, Investor shall not effect "short" sales in the Common Stock.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth below, any or all of which may be waived by the Company in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any other condition or of any of the Company's rights or remedies, at law or in equity, if the Investors


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shall be in default or breach of any of its representations, warranties or agreements under this Agreement:

        5.1 PURCHASE PRICE. Each Investor shall deliver on the Closing Date that portion of the Purchase Price to be paid by such Investor as provided in Section 1.2.

        5.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor contained in this Agreement shall be accurate and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date.

        5.3 PERFORMANCE OF AGREEMENTS. Each and all of the conditions precedent and agreements of the Investors subject to satisfaction on or before the Closing Date pursuant to the terms of this Agreement shall have been performed or satisfied.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTOR

        The obligations of each Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth below, any or all of which may be waived by each Investor in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by such Investor of any other condition or of any of such Investor's rights or remedies, at law or in equity, if the Company shall be in default or breach of any of its representations, warranties or agreements under this Agreement:

        6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be accurate and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date and the Company shall have delivered to Investor a certificate to that effect signed by the Company, and dated as of the Closing Date.

        6.2 PERFORMANCE OF AGREEMENTS. Each and all of the conditions precedent and agreements of the Company subject to satisfaction on or before the Closing Date pursuant to the terms of this Agreement shall have been performed or satisfied and the Company shall have delivered to Investor a certificate to that effect signed by the Company, and dated as of the Closing Date.

        6.3 NO ADVERSE EVENTS. Between the date hereof and the Closing Date, neither the business, assets or condition, financial or otherwise, of the Company taken as a whole shall have been materially adversely affected in any manner.

        6.4      DELIVERY OF DOCUMENTS.

                6.4.1 The Company shall have effected the transfers and deliveries set forth in Section 1.1 and 1.3; and

                6.4.2 The Company shall have delivered to the Investor a legal opinion, in the form of Schedule 6.4 attached hereto; and


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                6.4.3. The Company shall pay finder's fees to Atlas Capital
Services, LLC, which shall be paid from the gross proceeds of this financing.

7.       MISCELLANEOUS

        7.1 EXPENSES, COMMISSIONS AND TAXES. The Company shall bear and pay up to $10,000 in expenses, including legal, accounting and other professional fees, and taxes incurred in connection with the transactions referred to in this Agreement. The party responsible under applicable law shall bear and pay in their entirety all other taxes and registration and transfer fees, if any, payable by reason of the sale and conveyance of the Shares and Warrants.

        7.2 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement, together with the related agreements or certificates referenced herein, constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

        7.3 FURTHER ASSURANCES. The parties hereto shall use their best efforts, and shall cooperate with one another, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to consummate the transactions contemplated hereby, and shall otherwise use their best efforts to cause such transactions to be consummated in accordance with the terms and conditions hereof. At any time or from time to time after the Closing Date, each party hereto, shall execute and deliver any further instruments or documents and take all such further action as such requesting party may reasonably request in order to consummate and document the transactions contemplated hereby.

        7.4 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the constructing or interpretation of any provision of this Agreement.

        7.5 SECTION REFERENCES. Unless otherwise noted, all section references herein are to sections of this Agreement.

        7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, including electronically transmitted counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

        7.7 SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this Agreement.

        7.8 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.


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        7.9  NOTICES. All notices, requests, demands and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if delivered by hand or by registered or certified mail, postage prepaid, return receipt requested, but only upon receipt of such return receipt, as follows:

         If to Investors:      As noted in Schedule I

         If to the Company:    EDGAR Online, Inc.
                               50 Washington Street
                               Norwalk, CT 06854
                               Attn.:  Chief Executive Officer

         With a copy to:       Littman Krooks & Roth P.C.
                               655 Third Avenue
                               New York, NY  10017
                               Telecopy:  (212) 490-2020
                               Attention:  Mitchell C. Littman, Esq.

        or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All Notices shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt therefor.

        7.10 LAW GOVERNING. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its choice-of-laws or conflicts-of-law rules.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of date first above written.

                                  EDGAR Online, Inc.


                                  By:
                                     --------------------------------------
                                  Name: Susan Strausberg
                                  Title: Chief Executive Officer


                                  Caxton Equity Growth LLC


                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                  Caxton Equity Growth (BVI) Ltd.


                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                  Caxton International Limited


                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                  Discovery Capital Partners


                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:

                                  Special Situations Private Equity Fund, L.P.


                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:


                                  Special Situations Fund III, L.P.


                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I
                                 "The Investors"



     Name and Address             Number of         Number of        Purchase Price
     ----------------             ---------         ---------        --------------
                                  Shares of          Warrants
                                  ---------          --------
                                 Common Stock
                                 ------------
Caxton Equity Growth LLC               26,200             5,240        $   65,500
c/o Caxton Associates
L.L.C., Manager
Princeton Plaza
731 Alexander Road
Building 2
Princeton, New Jersey 08540

Caxton Equity Growth (BVI)            152,300            30,460        $  380,750
Ltd.
c/o Caxton Associates,
L.L.C., Trading Advisor
731 Alexander Road
Building 2
Princeton, New Jersey 08540

Caxton International                  321,500            64,300        $  803,750
Limited
c/o Caxton Associates,
L.L.C., Trading Advisor
731 Alexander Road
Building 2
Princeton, New Jersey 08540

Discovery Capital Partners            250,000            50,000        $  625,000
175 Federal Street
Boston, MA 02110

Special Situations Private            500,000            100,000       $1,250,000
Equity Fund, L.P.
153 East 53rd Street
New York, NY 10021

Special Situations Fund               750,000            150,000       $1,875,000
III, L.P.
153 East 53rd Street
New York, NY 10021
                                    ---------            -------       ----------
TOTAL                               2,000,000            400,000       $5,000,000
                                    =========            =======       ==========